                                                                 Exhibit 99.B(g)

                                   SCHEDULE A

                                  Name of Fund

                   Victory Institutional Liquid Reserves Fund

                  Victory Institutional Diversified Stock Fund


Effective April 1, 2005, amended Schedule A to Cash Management and Related Services Agreement dated August 2, 2004.